Exhibit 99.1

NewsRelease

TC PipeLines, GP Appoints
New Independent Director

OMAHA, Nebraska – April 19, 2011 – (NASDAQ: TCLP) - The Board of Directors of TC PipeLines, GP, Inc., general partner of TC PipeLines, LP (the Partnership) yesterday appointed a new independent director to its board.  TC PipeLines, GP, Inc. is an indirect wholly owned subsidiary of TransCanada Corporation (TransCanada) and a common unitholder of the Partnership.

Malyn Malquist is appointed as an Independent Director, effective April 18, 2011, and will serve as a member of the Partnership’s audit committee.  Mr. Malquist is an executive with more than 30 years experience serving in a variety of increasingly responsible business, operations and financial roles that included:

-	Avista Corporation: Executive Vice-President and Chief Financial Officer

-	Sierra Pacific Resources: President and Chief Executive Officer; Senior Vice-President, Power; and Chief Financial Officer

Mr. Malquist, currently serves on the Board of Directors of Headwaters Incorporated, an NYSE-listed company that develops and commercializes technologies that enhance the value of coal, gas, oil and other natural resources.

Mr. Malquist holds a Bachelor of Arts and Masters of Business Administration degree from Brigham Young University.

“Over the past several years, TC PipeLines, LP has continued to grow, and we welcome Mr. Malquist’s enthusiasm and experience as we continue to execute our long-term business strategies,” said Mr. Gregory Lohnes, Chairman, TC PipeLines, GP, Inc.

TC PipeLines, LP has interests in over 3,900 miles of federally regulated U.S. interstate natural gas pipelines including Great Lakes Gas Transmission Limited Partnership, Northern Border Pipeline Company, North Baja Pipeline, LLC and Tuscarora Gas Transmission Company. These pipelines serve markets across the United States and Eastern Canada. TC PipeLines, LP is managed by its general partner, TC PipeLines GP, Inc., an indirect wholly owned subsidiary of TransCanada Corporation. TC PipeLines GP, Inc. also holds common units of TC PipeLines, LP. Common units of TC PipeLines, LP are quoted on the NASDAQ Global Select Market and trade under the symbol “TCLP.” For more information about TC PipeLines, LP, visit the Partnership’s website at www.tcpipelineslp.com.

Cautionary Statement Regarding Forward-Looking Information
This news release may include “forward-looking statements” regarding future events and the future financial performance of TC PipeLines, LP. All statements other than statements of historical fact included or incorporated herein may constitute forward-looking statements. Words such as “anticipate,“ “believe,” “continue,” “estimate,” “expect,” “intend,” “forecast,” “project,” “may,” “plan,” “strategy,” and similar expressions identify forward-looking statements. All forward-looking statements are based on the Partnership’s current beliefs as well as assumptions made by and information currently available to the Partnership. These statements reflect the Partnership’s current views with respect to future events and are not guarantees of performance. Actual results may differ materially from those expressed or implied in these forward-looking statements and are subject to a number of risks and uncertainties. Important factors that could cause actual results to materially differ from the Partnership's current expectations include the demand for Great Lakes and Northern Border transportation in the future; the risk of a prolonged slowdown in growth or decline in the U.S. economy or the risk of delay in growth recovery in the U.S. economy; regulatory decisions, particularly those of the FERC; the ability of Great Lakes and Northern Border to recontract their available capacity on competitive terms; the Partnership’s ability to identify and/or consummate accretive growth opportunities from TransCanada Corporation or others; the ability to access capital and credit markets with competitive rates and terms; operational decisions of the operator of our pipeline systems; the failure of a shipper on any one of the Partnership’s pipelines to perform its contractual obligations; supply of natural gas in the Western Canada Sedimentary Basin and in competing basins, such as the Rocky Mountains; future demand for natural gas; overcapacity in the industry; success of other pipelines competing with Northern Border and Great Lakes by bringing competing U.S.-sourced gas to Northern Border’s and Great Lakes’ markets; and other risks inherent in the transportation of natural gas as discussed in the Partnership’s filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the most recently completed fiscal year and its subsequently filed Quarterly Reports on Form 10-Q. These filings are available to the public over the Internet at the SEC’s website (www.sec.gov) and via the Partnership’s website (www.tcpipelineslp.com). The Partnership disclaims any intention or obligation to update publicly or revise any such forward-looking statements, whether as a result of new information, future events or otherwise, occurring after the date hereof.

Media Inquiries:	Terry Cunha/Shawn Howard	403.920.7859 800.608.7859
Unitholder and Analyst Inquiries:	Lee Evans	877.290.2772 investor_relations@tcpipelineslp.com